INDEPENDENT  AUDITORS  CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-38070, 33-46966 and 33-77086 on Form S-8 and Registration Statement No. 33-89030 on Form S-3, of the CHALONE Wine Group, Ltd., of our report dated March 11, 1996 appearing in and incorporated by reference in the Annual Report on Form 10-K of the CHALONE Wine Group, Ltd. for the year ended December 31, 1995.




San Francisco, California
March 11, 1996